Exhibit 99.1

KULR SETS NOVEMBER 2022 CONFERENCE SCHEDULE

SAN DIEGO / GLOBENEWSWIRE / October 31, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform accelerating the electrification of the circular economy, is scheduled to participate at the following conferences in November 2022:

Lithium SAFE Battery Safety Workshop
Date: Tuesday, November 1, 2022 - Thursday, November 3, 2022

Location: Greenville, SC
Event Detail: This event is a forum where leaders in the battery safety space present data, research, technology and discuss the importance of safety market wide. The Company will virtually present its keynote on Holistic Battery Safety on Wednesday, November 2, 2022, from 12:00 -12:30 p.m. ET

SAE G-27 Lithium Battery Packing Performance Committee Meeting
Date: Tuesday, November 8, 2022 – Friday, November 11, 2022
Location: Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, CA
Event Detail: KULR is hosting the SAE G-27 Lithium Batter Packaging Performance Committee Meeting in the interest of promoting the safe transport of lithium batteries aboard aircraft and mitigating the risks of thermal events and fires in air transportation. The Company’s goal is to inform committee attendees of its total battery safety solutions that increase the efficiency of battery systems and improve sustainability, as well as solutions for end-of-life battery management and the packaging, storage, and transportation of lithium-ion batteries. SAE G-27 is a technical committee within SAE’s General Projects Systems Group responsible for the development and maintenance of minimum performance package standards that support the safe shipment of lithium batteries as cargo on aircraft. The committee works in conjunction with related bodies such as the International Civil Aviation Organization (ICAO), International Air Transport Association (IATA), International Federation of Airline Pilots Association (IFALPA), International Coordination Council for Aerospace Industry Association (ICCAIA), European Association for Advanced Rechargeable Batteries (RECHARGE), Rechargeable Battery Association (PRBA), Battery Association of Japan (BAJ), defense agencies, and regulatory authorities.

SEMI-THERM® Thermal Technologies Workshop
Date: Tuesday, November 8, 2022 – Thursday, November 10, 2022
Location: Microsoft Corporate Conference Center, Redmond, WA
Event Detail: SEMI-THERM is an international symposium dedicated to the thermal management and characterization of electronic components and systems. On Thursday, November 10, from 11:30 a.m. - 12:00 p.m. PT, the Company will present research titled, “Holistic Battery Safety Design.”

Electronics Reuse Conference
Date: Monday, November 14, 2022 – Wednesday, November 16, 2022
Location: Hyatt Regency Denver 27th Floor at Peaks Lounge, Booth D24
Event Detail: The Electronics Reuse Conference, formerly the International Computer Refurbisher Summit, is North America’s sole computer and electronics refurbishment conference. The conference provides an opportunity for people around the world working in the areas of computer refurbishment and repair, assets management, electronics recycling, and digital inclusion to come together to network, build business relationships, discuss best practices, and learn new techniques for refurbishing and recycling electronics efficiently and cost-effectively. The Company will virtually present its Holistic Approach to Design of Safe Battery Systems on Tuesday, November 15, 2022, from 3:30 -4:15 p.m. MT

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com